                                                                    EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this Current Report on Form 8-K of our report dated March 11, 1998 included in Weatherford Enterra, Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 and into EVI, Inc.'s previously filed Registration Statement File Nos. 33-31662, 33-56384, 33-56386, 33-65790,
33-64349, 333-13531, 333-24133, 333-39587, 333-44345, 333-45207 and 333-49527.


ARTHUR ANDERSEN LLP

Houston, Texas
April 21, 1998